Exhibit 99.1
Acceleron Reports First Quarter 2021 Financial Results

- PULSAR Phase 2 trial results published in New England Journal of Medicine -

- Updates from the PULSAR and SPECTRA Phase 2 trials of sotatercept in patients with pulmonary arterial hypertension (PAH) to be presented at the American Thoracic Society (ATS) 2021 International Conference on May 19, 2021 -

- Acceleron recognized approximately $22.4 million in royalty revenue for Q1 2021 from approximately $112 million in net sales of REBLOZYL® (luspatercept-aamt) -

- REBLOZYL, the first and only erythroid maturation agent, was approved by Health Canada for the treatment of transfusion-dependent anemia in adults with myelodysplastic syndromes (MDS) -

Cambridge, Mass. – May 6, 2021 – Acceleron Pharma Inc. (Nasdaq:XLRN), a biopharmaceutical company dedicated to the discovery, development, and commercialization of TGF-beta superfamily therapeutics to treat serious and rare diseases, today reported financial results for the first quarter ended March 31, 2021.

“Acceleron made significant operational progress during the first quarter,” said Habib Dable, President and Chief Executive Officer of Acceleron. “With the STELLAR Phase 3 trial already enrolling patients, we expect to initiate multiple mid- and late-stage clinical trials across our pipeline in pulmonary disease throughout 2021. We were thrilled to have data from the PULSAR Phase 2 trial of sotatercept in PAH recently featured in the New England Journal of Medicine. These data along with the results from our ongoing and planned Phase 3 trials will support our vision of establishing sotatercept as a backbone therapy for patients with all stages of PAH. We are looking forward to hosting a research and development day in late June to primarily discuss Acceleron's plans and vision in rare pulmonary diseases with sotatercept in pulmonary hypertension and ACE-1334 in systemic sclerosis-associated interstitial lung disease, or SSc-ILD.”

Added Mr. Dable: “In our hematology program, Acceleron and our partner, Bristol-Myers Squibb Company (Bristol Myers Squibb), are leveraging the key learnings from the early success of the commercial launch of REBLOZYL in the United States. We continue to transition from the initial bolus patient group earlier in the launch to underlying new patient demand. Bristol Myers Squibb expects launches in multiple additional countries across the globe this year as REBLOZYL receives reimbursement. Most importantly, assuming success in current and future potential indications associated with anemia, we continue to estimate that peak annual sales of REBLOZYL will surpass $4 billion.”

Program Highlights

Pulmonary

Sotatercept: Pulmonary Arterial Hypertension (PAH)
Sotatercept is an investigational reverse-remodeling agent designed to be a selective ligand trap for members of the TGF-beta superfamily to rebalance BMPR2 signaling, which is a key molecular driver of PAH.

•In April, the New England Journal of Medicine published results from the PULSAR Phase 2 trial of sotatercept in patients with PAH.

•The Company plans to present updates from the PULSAR and SPECTRA Phase 2 trials of sotatercept in patients with PAH at the American Thoracic Society (ATS) 2021 International Conference, held May 14-19.
◦The Company will also present preclinical research on the effects of a murine version of sotatercept in animal models of PAH and pulmonary hypertension (PH Group 2).
◦Acceleron plans to host a webcast and conference call for investors and analysts on May 19, 2021 to discuss highlights from the PULSAR and SPECTRA trial updates at the congress.

•Enrollment is ongoing in the registrational STELLAR Phase 3 trial in patients with PAH.

•The Company expects to have the HYPERION (newly diagnosed intermediate and high-risk patients) Phase 3 trial and the ZENITH (WHO Functional Class IV) Phase 3 trial in expanded PAH populations initiated by the second half of 2021.

ACE-1334: Systemic Sclerosis-associated Interstitial Lung Disease (SSc-ILD)
ACE-1334 is an Acceleron-discovered, TGF-beta superfamily-based ligand trap designed to bind and inhibit TGF-beta 1 and 3 ligands but not TGF-beta 2. ACE-1334 has shown robust anti-fibrotic activity in multiple preclinical models of fibrosis.

•Acceleron expects to start a Phase 1b/Phase 2 study to evaluate the activity of ACE-1334 in patients with SSc-ILD in 2021.

Hematology

REBLOZYL (luspatercept-aamt):
REBLOZYL is the first and only approved erythroid maturation agent designed to promote late-stage red blood cell (RBC) production. REBLOZYL is part of the global collaboration between Acceleron and Bristol Myers Squibb.

•The Company recognized approximately $22.4 million in royalty revenue from approximately $112 million in net sales of REBLOZYL in the first quarter of 2021. This compares with approximately $23.0 million in royalty revenue from approximately $115 million in net sales of REBLOZYL in the fourth quarter of 2020.

•In February, Acceleron and partner Bristol Myers Squibb announced that Health Canada approved REBLOZYL for the treatment of adult patients with transfusion-dependent anemia requiring at least two RBC units over 8 weeks resulting from very low- to intermediate-risk MDS who have ring sideroblasts and who have failed or are not suitable for erythropoietin-based therapy.

•Bristol Myers Squibb initiated the INDEPENDENCE Phase 3 trial in patients with anemia-associated with myelofibrosis.

•The Companies expect to present results from the BEYOND Phase 2 trial in adult patients with non-transfusion-dependent beta-thalassemia by the end of June 2021.

•Enrollment is ongoing in the COMMANDS Phase 3 trial in patients with first-line lower-risk MDS, with topline results expected in 2022+.

Corporate Highlights

•Acceleron is planning to host a research and development day on Tuesday, June 22, 2021 to primarily focus on its rare pulmonary disease pipeline and long-term vision.

Financial Results
•Cash Position - Cash, cash equivalents and investments as of March 31, 2021 were $795.4 million, compared with $857.5 million as of December 31, 2020. Based on Acceleron's current operating plan and projections, the Company believes that its current cash, cash equivalents and investments, along with the expected royalty revenue from REBLOZYL sales, will be sufficient to fund the Company’s projected operating requirements for the foreseeable future.

•Revenue - Revenue for the first quarter of 2021 was $24.8 million, which includes $2.4 million of cost share revenue and $22.4 million of royalty revenue from net sales of REBLOZYL. All revenue was derived from the Company's partnership with Bristol Myers Squibb.

•R&D Expenses - GAAP R&D expenses were $57.3 million for the first quarter of 2021. Non-GAAP R&D expenses were $48.2 million for the first quarter of 2021, excluding $8.2 million and $0.9 million in non-cash, stock-based compensation and depreciation and amortization expense, respectively.

•SG&A Expenses - GAAP SG&A expenses were $31.1 million for the first quarter of 2021. Non-GAAP SG&A expenses were $23.5 million for the first quarter of 2021, excluding $7.5 million and $0.1 million in non-cash, stock-based compensation and depreciation and amortization expense, respectively.

•Net Loss - The Company's GAAP net loss for the first quarter of 2021 was $63.5 million, or $1.05 per share. Non-GAAP adjusted net loss for the first quarter was $46.8 million, or $0.77 per share, excluding $15.6 million and $1.0 million in non-cash, stock-based compensation and depreciation and amortization expense, respectively.

Non-GAAP Financial Measures
Acceleron supplements its results of operations prepared in accordance with U.S. generally accepted accounting principles, or GAAP, with certain non-GAAP financial measures, including non-GAAP R&D expense, non-GAAP SG&A expense, adjusted net loss and adjusted net loss per share, that exclude stock-based compensation expense and depreciation and amortization expense. These results should not be viewed as a substitute for the Company’s GAAP results and are provided as a complement to results provided in accordance with GAAP. Management believes these non-GAAP financial measures provide investors with additional insight into underlying trends of the Company's ongoing business, and are important in comparing current results with prior period results. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures. In addition, other companies may report similarly titled non-GAAP measures, but calculate them differently, which reduces their usefulness as a comparative measure. In the reconciliation tables below, Acceleron presents these non-GAAP financial measures reconciled to their comparable GAAP financial measures.

Conference Call and Webcast
The Company will host a webcast and conference call to discuss its first quarter 2021 financial results on May 6, 2021, at 5:00 p.m. EDT.
The webcast will be accessible under "Events & Presentations" in the Investors & Media page of the Company’s website at www.acceleronpharma.com. To participate in the conference call, please dial 833-494-1483 (domestic) or 236-714-2620 (international) and reference code #5559908.

An archived version of the webcast will be available for replay on the Company's website for approximately one year.

About Acceleron

Acceleron is a biopharmaceutical company dedicated to the discovery, development, and commercialization of therapeutics to treat serious and rare diseases. Acceleron’s leadership in the understanding of TGF-beta superfamily biology and protein engineering generates innovative compounds that engage the body's ability to regulate cellular growth and repair.

Acceleron focuses its research, development, and commercialization efforts in pulmonary and hematologic diseases. In pulmonary, Acceleron is developing sotatercept for the treatment of pulmonary arterial hypertension (PAH), having reported positive topline results of the PULSAR Phase 2 trial. The Company is currently planning multiple Phase 3 trials with the potential to support its long-term vision of establishing sotatercept as a backbone therapy for patients with PAH at all stages of the disease. Acceleron is also investigating the potential of its early-stage pulmonary candidate, ACE-1334, which it plans to advance into a Phase 1b/Phase 2 trial in systemic sclerosis-associated interstitial lung disease (SSc-ILD) this year.

In hematology, REBLOZYL® (luspatercept-aamt) is the first and only erythroid maturation agent approved in the United States, Europe, and Canada for the treatment of anemia in certain blood disorders. REBLOZYL is part of a global collaboration partnership with Bristol Myers Squibb. The Companies co-promote REBLOZYL in the United States and are also developing luspatercept for the treatment of anemia in patient populations of myelodysplastic syndromes, beta-thalassemia, and myelofibrosis.

For more information, please visit www.acceleronpharma.com. Follow Acceleron on Social Media: @AcceleronPharma and LinkedIn.

ACCELERON PHARMA INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(Amounts in thousands)
(unaudited)

	March 31, 2021	December 31, 2020
Cash and cash equivalents	$455,513	$670,952
Short and long-term investments	339,929	186,536
Operating lease - right of use asset, net	20,415	21,988
Other assets	59,936	52,861
Total assets	$875,793	$932,337

Operating lease liability - right of use, short-term and long-term	$22,425	$24,077
Other liabilities	42,537	53,153
Total liabilities	64,962	77,230
Total stockholders’ equity	810,831	855,107
Total liabilities and stockholders’ equity	$875,793	$932,337

ACCELERON PHARMA INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands except per share data)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Revenue:
Collaboration revenue	$24,758	$4,344
Costs and expenses:
Research and development	57,299	37,663
Selling, general and administrative	31,062	18,253
Total costs and expenses	88,361	55,916
Loss from operations	(63,603)	(51,572)
Other, income net	137	648
Loss before income taxes	(63,466)	(50,924)
Income tax provision	(5)	(15)
Net loss	$(63,471)	$(50,939)

Net loss per share- basic and diluted	$(1.05)	$(0.95)

Weighted-average number of common shares used in computing net loss per share- basic and diluted	60,579	53,361

ACCELERON PHARMA INC.
RECONCILIATION OF GAAP TO NON-GAAP COSTS and EXPENSES
(Amounts in thousands)
(unaudited)

	Three Months Ended March 31,
	2021	2020
GAAP research and development	$57,299	$37,663
Less adjustments:
Stock-based compensation	8,158	3,141
Depreciation and amortization	936	932
Non-GAAP research and development	$48,205	$33,590

GAAP selling, general and administrative	$31,062	$18,253
Less adjustments:
Stock-based compensation	7,468	3,538
Depreciation and amortization	91	63
Non-GAAP selling, general and administrative	$23,503	$14,652

ACCELERON PHARMA INC.
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP NET LOSS AND NET LOSS PER SHARE
(Amounts in thousands except per share data)
(unaudited)

	Three Months Ended March 31,
	2021	2020
GAAP net loss	$(63,471)	$(50,939)
Adjustments:
Stock-based compensation	15,626	6,679
Depreciation and amortization	1,026	996
Adjusted net loss (non-GAAP)	$(46,819)	$(43,264)

GAAP net loss per share- basic and diluted	$(1.05)	$(0.95)
Adjustments:
Stock-based compensation	0.26	0.13
Depreciation and amortization	0.02	0.02
Adjusted net loss per share (non-GAAP)	$(0.77)	$(0.80)

Weighted-average number of common shares used in computing net loss per share	60,579	53,361

Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements about the Company's strategy, future plans and prospects, including statements regarding the development and commercialization of the Company's compounds, the timeline for clinical development and regulatory approval of the Company's compounds, the expected timing for reporting of data from ongoing clinical trials, the Company's future cash position and the potential of REBLOZYL® (luspatercept-aamt) as a therapeutic drug. The words "anticipate," "believe," "could," "estimate," "expect," "goal," "intend," "may," "plan," "potential," "project," "should," "target," "will," "would," and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Actual results could differ materially from those included in the forward-looking statements due to various factors, risks and uncertainties, including, but not limited to, that preclinical testing of the Company's compounds and data from clinical trials may not be predictive of the results or success of other clinical trials, that regulatory approval of the Company’s compounds in one indication or country may not be predictive of approval in another indication or country, that the development of the Company’s compounds may take longer and/or cost more than planned or accelerate faster than currently expected, that the Company or its collaboration partner, Bristol Myers Squibb Company (“BMS”), may be unable to successfully complete the clinical development of the Company’s compounds, that the Company or BMS may be delayed in initiating, enrolling or completing any clinical trials, and that the Company’s compounds may not receive regulatory approval or become commercially successful products. These and other risks and uncertainties are identified under the heading “Risk Factors” included in the Company’s most recent Annual Report on Form 10-K and other filings that the Company has made and may make with the SEC in the future.

The forward-looking statements contained in this press release are based on management's current views, plans, estimates, assumptions, and projections with respect to future events, and the Company does not undertake and specifically disclaims any obligation to update any forward-looking statements.

Source: Acceleron Pharma Inc.

CONTACT:
Acceleron Pharma Inc.

Investors:
Jamie Bernard, IRC, 617-301-9650
Associate Director, Investor Relations

Media:
Matt Fearer, 617-301-9557
Senior Director, Corporate Communications

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